Exhibit 23(q)
Power of Attorney

TRANSAMERICA INVESTORS, INC.
on behalf of TRANSAMERICA PREMIER FUNDS
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby make, constitute and appoint DENNIS P. GALLAGHER and ELIZABETH L. BELANGER his or her true and lawful attorney-in-fact and agent in his or her name, place and stead and on his or her behalf (a) to sign and cause to be filed registration statements of Transamerica Investors, Inc. (the “Fund”) under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorney may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind he or she may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorney and agent hereunder.
     THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ John K. Carter John K. Carter, Director and Chairperson	Date: April 11, 2008

/s/ Sandra N. Bane Sandra N. Bane, Director	Date: March 1, 2008

/s/ Leo J. Hill Leo J. Hill, Director	Date: March 4, 2008

/s/ Neal M. Jewell Neal M. Jewell, Director	Date: March 1, 2008

/s/ Russell A. Kimball Russell A. Kimball, Jr., Director	Date: March 1, 2008

/s/ Eugene M. Mannella Eugene M. Mannella, Director	Date: March 1, 2008

/s/ Norm R. Nielsen Norm R. Nielsen, Director	Date: March 10, 2008

/s/ Joyce Galpern Norden Joyce Galpern Norden, Director	Date: March 5, 2008

/s/ Patricia L. Sawyer Patricia L. Sawyer, Director	Date: March 6, 2008

/s/ John W. Waechter John W. Waechter, Director	Date: March 1, 2008